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                                                                   EXHIBIT 10.35

                             LOAN AGREEMENT BETWEEN
                          EXCIMER VISION LEASING L.P.
                              AND BRITESMILE, INC.

          Loan Agreement, dated March 1, 2001, between Excimer Vision Leasing L.P., a Delaware limited partnership ("EVL"), and BriteSmile, Inc., a Utah corporation ("BriteSmile").

                              W I T N E S S E T H:
                              -------------------
          WHEREAS, BriteSmile wishes to borrow $2,500,000 from EVL, and EVL wishes to lend $2,500,000 to BriteSmile on the terms and conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be bound hereby, do hereby agree as follows.

          1.   Definition. Capitalized terms not otherwise defined herein shall
               ----------
have their respective meanings as set forth in Section 12.

          2.   The Loan. Subject to the terms and provisions of this Agreement,
               --------
EVL agrees to lend the principal amount of $2,500,000 to BriteSmile on March 12, 2001 (the "Loan"). BriteSmile will execute and deliver to EVL a promissory note (a "Note") substantially in the form of Exhibit A hereto to evidence the Loan.

          3.   Payments on Account of the Loan.
               -------------------------------

               (a)  Composition of Payments. The payments to be made by
                    -----------------------
BriteSmile to EVL on account of the Loan will be comprised of Fixed Payments, Variable Payments and the Final Payment.

               (b)  Fixed Payments. The Fixed Payments to be made by BriteSmile
                    --------------
to EVL shall be made at a rate equal to $150,000 per year payable in the amount of $10,416.60 on April 1, 2001 and thereafter in equal monthly increments of $12,500 each on the first day of each month during the term of the Loan up to and including May 1, 2006. A final Fixed Payment of $3,750.00 shall be due and payable on the Maturity Date.

               (c)  Variable Payments. The amount of Variable Payments to be
                    -----------------
made by BriteSmile to EVL shall be an amount equal to $25.00 for each BriteSmile Procedure performed at the Existing Centers from March 1, 2001 to the Maturity Date. Variable Payments shall be made on the 40/th/ day following the end of each month up to and including the month in which the Maturity Date occurs based on the number of BriteSmile Procedures performed at the Existing Centers during such month, except that any Variable Payments due with respect to any period prior to the date on which the Maturity Date occurs shall be made on the Maturity Date.

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               (d)  Final Payment. In the event that the aggregate amount of
                    -------------
those Variable Payments which are deemed to be payments of principal under subsection 3(g) hereof and which are actually made up to and including the Maturity Date is less than $2,500,000, then BriteSmile shall pay EVL an amount (the "Final Payment") equal to the excess of $2,500,000 over such aggregate amount of Variable Payments. The Final Payment shall be made on the Maturity Date and shall be deemed to be a payment of principal.

               (e)  Method of Payment. Fixed Payments, Variable Payments and the
                    -----------------
Final Payment shall be payable on the date due by wire transfer, electronic direct deposit or such other method as EVL shall designate without any further notice at EVL's address set forth below or at such other place as EVL shall designate in writing. Payments shall be paid free and clear of all claims, demands or setoffs of any nature whatsoever.

               (f)  Other Charges. BriteSmile's obligation to pay all amounts
                    -------------
payable by BriteSmile hereunder shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever, and that such payments shall be and continue to be payable by BriteSmile in all events. BriteSmile shall pay when due or reimburse and indemnify and hold EVL harmless (on a net after-tax basis) from and against all taxes, fees or other charges (collectively, the "Other Charges") of any nature whatsoever now or hereafter imposed or assessed during the term hereof against EVL by any federal, state, county, or local governmental authority upon or with respect to Payments hereunder (excepting only federal, state and local taxes based on or measured by the net income of EVL which may be due and payable by EVL or any partner of EVL, in accordance with law). Subject to payment (or other provision for payment acceptable to EVL) by BriteSmile of any Other Charges due, BriteSmile shall be permitted to contest, dispute, protest and file for refunds of any Other Charges, and EVL shall reasonably cooperate with any such contest, dispute, protest or application for refund.

               (g)  Allocations. The following principles shall apply for
                    -----------
purposes of determining what portion of the Payments shall be deemed to be payments of interest and payments of principal. Fixed Payments shall be deemed to be payments of interest. The first $416,667 of any Variable Payments due with respect to the period from March 1, 2001 to December 31, 2001 and the first $500,000 of Variable Payments due with respect to any calendar year thereafter shall be deemed to be payments of principal. Any excess of Variable Payments over $416,667 made with respect to the period ending December 31, 2001 and over $500,000 made with respect to any year beginning after December 31, 2001 shall be deemed to be payments of interest. The Final Payment shall be deemed to be a payment of principal.

          4.   Additional Provisions Relating to Calculation of Variable
               ---------------------------------------------------------
Payments.
--------

               (a)  Existing Systems. It is intended that the Variable Payments
                    ----------------
be computed with reference to BriteSmile Procedures performed on the actual number of BriteSmile Systems that are installed in the Existing Centers from time to time. It is recognized that the number of BriteSmile Systems in Existing Centers from time to time may be greater or less than the 127 BriteSmile Systems located in the Existing Centers on the date hereof and that the number of BriteSmile Procedures included in the calculation of the Variable Payments may be affected if BriteSmile Systems are added to or removed from Existing Centers.

                                       2
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               (b)  Surrogate Systems. If, however, the actual number of
                    -----------------
BriteSmile Systems installed at Existing Centers declines to below 127 during any period, and if any BriteSmile Systems are installed at a New Center during such period, then EVL may elect to include the BriteSmile Procedures performed on some or all of the New Systems (the "Surrogate Systems") in the calculation of Variable Payments due provided that the maximum number of such Surrogate Systems that may be designated at any time shall not exceed the difference between 127 and the number of BriteSmile Systems in the Existing Centers at such time.

               (c)  Best Efforts. BriteSmile shall use reasonable commercial
                    ------------
efforts to ensure that all BriteSmile Systems that are designated as Surrogate Systems from time to time and are used throughout their respective periods of designation as such so that the Variable Payments due with respect to each Surrogate System can achieve its maximum potential.

               (d)  No Right to Income from Centers. The parties acknowledge
                    -------------------------------
that BriteSmile only manages the dental practices conducted at the Centers and that it does not have any partnership or other equity or ownership interest in such practices. The parties further acknowledge that BriteSmile receives a management fee for its services in managing the Center and has no right to share in any item of revenue received by the Centers. Accordingly, it is expressly acknowledged that the Variable Payments do not represent any division between BriteSmile and EVL of revenue earned by any Center. It is agreed that the use of BriteSmile Procedures performed at the Centers as a method to calculate Variable Payments represents no more than a convenient method to determine the timing and amount of payments of principal and contingent interest due hereunder and is not intended as a means to share in BriteSmile's management fees for operating the Centers.

          5.   No Prepayment. BriteSmile may not prepay all or any part of the
               -------------
Note at any time.

          6.   Other Indebtedness. The indebtedness represented by this Note is
               ------------------
intended to be pari passu with the indebtedness represented by the Promissory Notes issued pursuant to the Securities Purchase Agreement, dated August 3, 2000, between BriteSmile and the Purchasers named therein.

          7.   Covenants. BriteSmile covenants and agrees with EVL that until
               ---------
the Loan evidenced hereby has been paid in full, unless EVL shall otherwise consent in writing:

               (a) BriteSmile shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence.

               (b) BriteSmile shall deliver to EVL any such financial statements, notices, projections and other information that EVL may reasonably request. EVL shall treat any such information which is not publicly available as confidential and shall not disclose any such confidential information to any third party or use any such confidential information for any purpose other than in connection with this Agreement.

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               (c)  BriteSmile agrees to, at its sole cost and expense, continue to manage the operations of at least ten Centers in substantially the same manner as the operations of the Centers are conducted on the date hereof.

               (d) The proceeds of the Loan evidenced hereby shall be used by BriteSmile for general working capital purposes.

               (e) BriteSmile shall not, directly or indirectly, by operation of law, or otherwise, merge with, consolidate with, or otherwise combine with any person, unless this Agreement and the Note is assumed by such person pursuant to such merger, consolidation or other combination.

          8.   Assignment or Grant of Security Interest by EVL. BriteSmile
               -----------------------------------------------
confirms that EVL may sell and assign its rights and obligations under this Agreement to an assignee (the "Assignee") or grant a security interest in this Agreement to a security assignee (the "Secured Party"). BriteSmile agrees it will cooperate with EVL to facilitate each such assignment and grant of a security interest. Notwithstanding the foregoing, without BriteSmile 's consent, no Assignee or Secured Party may be engaged directly or indirectly in the business of whitening teeth at the time that any assignment or the grant of any security interest occurs.

          9.   Concerning Defaults.
               -------------------

               (a)  Events of Default. The occurrence of any one or more of the
                    -----------------
following events ("Events of Default") shall constitute a default hereunder:

                    (i) default by BriteSmile in the payment of any Payment or other amount payable by BriteSmile to EVL hereunder, as and when the same becomes due and payable and such default continues for a period of five days;

                    (ii) default by BriteSmile in the performance or observance of any other covenant, term or condition hereof or the inaccuracy in any material respect of any representation or warranty made by BriteSmile herein or in any document or certificate furnished to EVL in connection herewith, which default or inaccuracy shall continue for a period of ten days after notice to BriteSmile thereof;

                    (iii) the making of an assignment by BriteSmile for the benefit of its creditors or the admission by BriteSmile in writing of its inability to pay its debts as they become due, or the insolvency of BriteSmile , or the filing by BriteSmile of a voluntary petition in bankruptcy, or the adjudication of BriteSmile as a bankrupt, or the filing by BriteSmile of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or the filing of any answer by BriteSmile admitting or the failure by BriteSmile to deny, the material allegations of a petition filed against it for any such relief, or the seeking or consenting of BriteSmile to, or acquiescence by BriteSmile in, the appointment of any trustee, receiver or liquidator of BriteSmile or of all or any substantial portion of the properties of BriteSmile , or the inability of BriteSmile to pay its debts when due, or the commission by BriteSmile of any act of bankruptcy as defined in the Federal Bankruptcy Act, as amended; or

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                    (iv)  the failure by BriteSmile, within sixty days after the commencement of any proceeding against BriteSmile seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, that will cause BriteSmile to default under the events stipulated above in Section 11(b), subsections (i), (ii), or (iii), to obtain dismissal of such proceeding or, within 60 days after the appointment, without the consent or acquiescence of BriteSmile , of any trustee, receiver or liquidator of BriteSmile or of all or any substantial part of the properties of BriteSmile , to vacate such appointment.

               (b)  Remedies of EVL Upon an Event of Default. Upon the
                    ----------------------------------------
occurrence of any one or more Events of Default, EVL, at its option, may exercise any and all rights, assert any and all claims and pursue any and all remedies to which EVL may be entitled by law and may

                    (i) accelerate the maturity of this Loan and declare all amounts due hereunder including, but not limited to, the Final Payment, to be immediately due and payable; and

                    (ii) proceed by appropriate court action to enforce performance by BriteSmile of the applicable terms hereof and recover from BriteSmile any and all damages and expenses, including attorneys' fees, which EVL shall have sustained by reason of BriteSmile's default hereunder or on account of EVL's enforcement of its remedies hereunder.

               (c) BriteSmile shall reimburse EVL for all costs and expenses incurred in connection with the enforcement of any right or remedy hereunder, including attorneys' fees. Except as set forth in this Section and to the extent permitted by applicable law, BriteSmile hereby waives any rights now or hereafter conferred by statute or otherwise which may limit or modify any of EVL's rights or remedies.

          10.  Reports; Representations and Warranties of BriteSmile.
               -----------------------------------------------------

               (a)  Reports. At such times as EVL may reasonably request,
                    -------
BriteSmile shall provide a written statement of the address of each Center where a BriteSmile System is installed or stored. In addition, together with each payment of Variable Rent, BriteSmile shall provide a written report to EVL, in a format reasonably acceptable to EVL and BriteSmile, indicating the BriteSmile Procedures performed with respect to which Variable Rent is due. EVL shall have the right throughout the term of this Agreement, upon at least 30 days' written notice, at EVL's expense, to examine BriteSmile 's records, once per calendar year for purposes of confirming compliance with this Agreement.

               (b)  Representations and Warranties. BriteSmile represents and
                    ------------------------------
warrants to EVL as follows:

                    (i) This Agreement and the Note have each been duly authorized and have each been validly executed and delivered by BriteSmile and is a valid and binding Agreement of BriteSmile.

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                    (ii)   Neither this Agreement nor the Note violate or
conflict with BriteSmile 's certificate of incorporation or by-laws or any law, rule or regulation or agreement to which it is subject and by which its assets are bound.

          11.  Usury. Anything in this Agreement or the Note to the contrary
               -----
notwithstanding, if due to any circumstances whatsoever, fulfillment of any provision of Agreement or the Note shall involve transcending the limit of validity prescribed by the usury laws of the State of New York or the laws of any other jurisdiction which might be applicable hereto, then ipso facto the obligation to be fulfilled under Agreement or the Note shall be reduced to the limit of such validity so that in no event shall exaction be possible under Agreement or the Note in excess of the limit of such validity, but such obligation shall be fulfilled to the limit of such validity and if under any circumstances whatsoever interest in excess of the limit of such validity will have been paid by BriteSmile in connection with the loan evidenced by Agreement or the Note, such excess shall be applied by the holder hereof to the unpaid principal balance of this Agreement or the Note or refunded to BriteSmile, the manner of handling such excess to be at the election of the holder hereof so that under no circumstances shall interest on the loan evidenced by Agreement or the Note exceed the maximum rate allowed by the State of New York or such other applicable jurisdiction.

          12.  Definitions.
               -----------

          Assignee has the meaning specified in Section 10.

          BriteSmile Procedure means a teeth whitening procedure performed with a BriteSmile System.

          BriteSmile System means any model of BriteSmile's proprietary teeth whitening system.

          Centers means a center or office managed directly or indirectly by BriteSmile which is primarily dedicated to the provision of teeth whitening services and procedures using BriteSmile Systems that are similar in operation to those BriteSmile Centers now located, among other places, in Walnut Creek, LaJolla, Irvine, Palo Alto and Beverly Hills, California; Honolulu, Hawaii; Boston, Massachusetts; Atlanta, Georgia; Denver, Colorado; Chicago, Illinois; New York, New York; Boca Raton, Florida and Phoenix, Arizona. A Center does not include an Associated Center as that term is defined in the Amended and Restated Agreement between the parties hereto dated February 28, 2001.

          Event of Default has the meaning set forth in Section 9(a).

          Existing Center means a Center identified by location in the definition of Center.

          Final Payment means a Payment in the amount described in Section 3(d).

          Fixed Payment means a Payment described in Section 3(b).

          Maturity Date means May 10, 2006, or if the obligation under this Agreement or the Note are accelerated, the date to which such obligations are accelerated.

          New Center means a Center other than an Existing Center.

          Other Charges has the meaning set forth in Section 3(f).

          Payment means a Fixed Payment, Variable Payment and/or the Final Payment.

          Secured Party has the meaning set forth in Section 8.

          Surrogate System has the meaning set forth in Section 4(b).

          Variable Payment means a Payment described in Section 3(c).

          13.  Governing Law.  This Agreement shall be governed, construed and
               -------------
enforced for all purposes under and in accordance with the laws of the State of New York. BriteSmile acknowledges that this Agreement is a transaction which in the aggregate exceeds $1,000,000 and agrees that the United States District Court for the Southern District of New York and/or the Supreme Court of the State of New York, County of New York shall have exclusive jurisdiction for any legal or equitable claims arising out of or in connection with this lease. The parties further agree that each court shall have personal jurisdiction over the parties and venue shall be appropriate in each court.

          14.  Miscellaneous Provisions.  This Agreement may not be altered,
               ------------------------
modified, terminated or discharged, except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought. No omission or delay by EVL at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms hereof by BriteSmile , shall be a waiver of any such right or remedy to which EVL is entitled, nor shall it in any way affect the right of EVL to enforce such provisions thereafter. This Agreement shall be binding upon, and shall inure to the benefit of EVL, BriteSmile and their respective successors, legal representatives and assigns. All agreements, representations and warranties of BriteSmile contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall be for the benefit of EVL and any Assignee or Secured Party, as the case may be, and shall survive the execution, delivery, expiration or other termination of this Agreement. Any notice, request or other communication to either party by the other as provided for herein shall be given in writing and only shall be deemed received upon (i) the earlier of receipt or three days after mailing or sending if mailed, postage prepaid by regular mail, or sent, by means of an overnight air courier service, or (ii) upon verbal communication of receipt, if transmitted by facsimile, to EVL (to the attention of "Agreement Administrator") or BriteSmile , as the case may be, at the address or facsimile number, as applicable, for such party set forth below or at such changed address as may be subsequently submitted by written notice of either party. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions hereof shall be unimpaired, and the invalid, illegal or unenforceable provision shall be deemed replaced by a valid, legal and enforceable provision that comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

                                    EXCIMER VISION LEASING L.P.

                                    By: CAP America Limited, its General
                                        Partner



                                        By: /s/ Brian Delaney
                                           --------------------------------
                                           Name:  Brian Delaney
                                           Title:  Director

                                    Address:
                                    101 Ygnacio Valley Road, Suite 212
                                    Walnut Creek, CA  94596
                                    Telephone:  925-906-1900
                                    Facsimile:  925-906-1919

                                    BRITESMILE, INC.



                                    By: /s/John Reed
                                       ------------------------------------
                                       Name:
                                       Title:

                                    Address:
                                    490 North Wiget Lane
                                    Walnut Creek, CA  94598
                                    Telephone:  925-941-6260
                                    Facsimile:  925-941-6266

                                                                       EXHIBIT A


                                PROMISSORY NOTE

$2,500,000 (US)                                                   March 12, 2001

          BriteSmile, Inc., a Utah corporation (the "Borrower"), for value received, hereby unconditionally promises to pay to the order of Excimer Vision Leasing L.P., a Delaware limited partnership (the "Lender"), the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS and NO CENTS ($2,500,000.00).

          Interest shall accrue on the unpaid balance of this Note from the date hereof as provided in that certain Loan Agreement, dated March 1, 2001 (the "Loan Agreement"), between Borrower and Lender. Interest and principal shall be payable as provided in the Loan Agreement.

          Both the principal hereof and interest hereon are payable in legal tender of the United States at the place specified in the Loan Agreement.

          1.   Prepayments. The Borrower may not prepay all or any portion of
               -----------
this Note at any time.

          2.   Evens of Default. If any of the events of default described in
               ----------------
the Loan Agreement shall occur, Lender shall have the rights set forth in the Loan Agreement.

          3.   Other Provisions. All provisions of the Loan Agreement relating
               ----------------
to the terms of the Note are incorporated herein by reference and made a part hereof. To the extent that any such provisions conflict with the provisions hereof, the provisions of the Loan Agreement shall prevail.

          4.   Waiver. The parties hereto waive presentment for payment, notice
               ------
of non-payment, demand, protest, notice of protest, notice of dishonor and diligence in enforcing payment.

          5.   Governing Law. This Note and all the transactions hereunder shall
               -------------
be governed by, and interpreted and enforced in accordance with, the laws of the State of New York.

          6.   No Waiver. No course of dealing between the Borrower and the
               ---------
Lender or any delay on the part of the Borrower or the Lender in exercising any rights hereunder shall operate as a waiver of any rights of the Borrower or the Lender, except to the extent expressly waived in writing by the Borrower or the Lender.

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          IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered on its behalf by its duly authorized officer as of the day and year first above written.


                                    BRITESMILE, INC.



                                    By_________________________________

                                      Name:

                                      Title: